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                                                                   Exhibit 10.15



                              ADVISORY AGREEMENT

        THIS ADVISORY AGREEMENT (the "Agreement") is made this __ day of January 2000, by and between A-Z Professional Consultants, Inc. a Utah corporation ("Advisor") and Worldwide Data Inc., a Delaware corporation with its offices located in Toronto, Ontario, Canada (the "Company").

        WHEREAS, Advisor and Advisors's Personnel (as defined below) have experience in evaluating and effecting mergers, and acquisitions, advising corporate management, and in performing general administrative duties for publicly-held companies and development stage investment ventures; and

        WHEREAS, the Company desires to retain Advisor to advise and assist the Company in its development on the terms and conditions set forth below.

        missing_text THEREFORE, in consideration of the mutual promises, covenants and agreements contained missing_text consideration, the receipt and sufficiency of which is hereby missing_text Company and Advisor agree as follows:


1.  Engagement

    The Company hereby retains Advisor, effective as of the date hereof, (the "Effective Date") and continuing until termination, as provided herein, to assist the Company in it's effecting the purchase of businesses and assets relative to its business and growth strategy, disposition of assets, general business and financial issues consulting, the introduction of the Company to public relations firms and consultants and others that may assist the Company in its plans and future (the "Services"). The Services are to be provided on a "best efforts" basis directly and through Advisor's officers or others employed or retained and under the direction of Advisor ("Advisor's Personnel"); provided however that the Services shall expressly
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    exclude all legal advice, accounting services or other services which require licenses or certifications which Advisor may not have.


2.  Term

    This Agreement shall have an initial term of six (6) months (the "Primary Term"), commencing with the Effective Date. At the conclusion of the Primary Term this Agreement will automatically be extended for the same term (the "Extension Period") unless Advisor or the company shall serve written notice on the other party terminating the Agreement. Any notice to terminate given hereunder shall be in writing and shall be delivered at least thirty (30) days prior to the end of the Primary Term of any subsequent Extension Period.


3.  Time and Effort of Advisor

    Advisor shall allocate time and Advisors Personnel as it deems necessary to provide the Services. The particular amount of time may vary from day to day or week to week. Except as otherwise agreed, Advisor's monthly statement identifying, in general, tasks performed for the Company shall be conclusive evidence that the Services have been performed. Additionally, in the absence of willful misfeasance, bad faith, negligence or reckless disregard for the obligations or duties hereunder by Advisor, neither Advisor nor Advisor's Personnel shall be liable to the Company or any of its shareholders for any act or decisions in the course of or connected with rendering the Services, including but not limited to losses that may be sustained in any corporate act in any subsequent Business Opportunity (as defined herein) undertaken by the Company as a result of advice provided by Advisor or Advisors's Personnel,
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4.          Compensation

            The Company agrees to pay Advisor a fee for the Services ("Advisory Fee") by way of the delivery by the company of Three Hundred Thousand (300,000) restricted shares of the Company's common stock as an initial fee, these shares shall be delivered within seven (7) days after the execution hereof. All shares transferred are considered fully earned and non-assessable as of the date hereof.

5.          Other Services

            If, the Company enters into a merger or exchanges securities with, or purchases the assets or enters into a joint venture with, or makes an investment in a company introduced by Advisor (a "Business [MISSING TEXT]") the Company agrees to pay Advisor a fee equal to ten percent (10%) of the value of [MISSING TEXT] Opportunity introduced by Advisor and acquired or otherwise participated in by the Company (collectively referred to herein, in each instance, as the "Transaction Fee"), which shall be payable immediately following the closing of each such transaction, in restricted shares of the Company's common stock or in kind if an acquisition is made at the Company's option, if paid in cash the Transaction Fee shall be reduced to five percent (5%).

6.          Registration of Shares

            Company agrees that any shares issued to satisfy a Transaction Fee may be registered by the Company with the Securities and Exchange Commission under any subsequent applicable registration statement filed by the Company at the Company's discretion. Such issuance or reservation of shares shall be in reliance on representations and warranties of Advisor set forth herein.

7.          Costs and Expenses

            All third party and out-of-pocket expenses incurred by Advisor in the performance of the Services or for the settlement of debts shall be paid by the Company, or Advisor shall be reimbursed if paid by Advisor on behalf of the Company, within ten (10) days of receipt of written notice by Consultant, provided that the Company must approve in advance all such expenses in excess of $500 per month.

8.          Place of Services

            The Services provided by Advisor or Advisor's Personnel hereunder will be performed at Advisor's offices except as otherwise mutually agreed by Advisor and the Company.

9.          Independent Contractor

            Advisor and Advisor's Personnel will act as an independent contractor in the performance of its duties under this Agreement. Accordingly, Advisor will be responsible for payment of all federal, state, and local taxes on compensation paid under this Agreement, including income and social security taxes, unemployment insurance, and any other taxes due relative to Advisor's Personnel, and any and all business license fees as may be required. This Agreement neither expressly nor impliedly creates a relationship of principal and agent, or employee and employer, between Advisor's Personnel and the Company. Neither Advisor nor Advisor's Personnel are authorized to enter into
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            any agreements on behalf of the Company. The Company expressly retains the right to approve, in its sole discretion, each Asset Opportunity or Business Opportunity introduced by Advisor, and to make all final decisions with respect to effecting a transaction on any Business Opportunity.

10.         Rejected Asset Opportunity or Business Opportunity

            If, during the Primary Term of this Agreement or any Extension Period, the Company elects not to proceed to acquire, participate or invest in any Business Opportunity identified and/or selected by Advisor, notwithstanding the time and expense the Company may have incurred reviewing such transaction, such Business Opportunity shall revert back to and become proprietary to Advisor, and Advisor shall be entitled to acquire or broker the sale or investment in such rejected Business Opportunity for its own account, or submit such assets or Business Opportunity elsewhere. In [MISSING TEXT] shall be entitled to any and all profits or fees resulting from Advisor's purchase, referral or placement of any such rejected Business Opportunity, or the Company's subsequent purchase or financing with such Business Opportunity in circumvention of Advisor.

11.         No Agency Express or Implied

            This Agreement neither expressly nor impliedly creates a relationship of principal and agent between the Company and Advisor, or employee and employer as between Advisor's Personnel and the Company.

12.         Termination

            The Company and Advisor may terminate this Agreement prior to the expiration of the Primary Term upon thirty (30) days written notice with mutual written consent. Failing to have mutual consent, without prejudice to any other remedy to which the terminating party may be entitled, if any, either party may terminate this Agreement with thirty (30) days written notice under the following conditions:

(A)         By the Company.
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            (i)   If during the Primary Term of this Agreement or any Extension
                  Period, Advisor is unable to provide the Services as set forth herein for thirty (30) consecutive business days because of illness, accident, or other incapacity of Advisor's Personnel; or,

            (ii) If Advisor willfully breaches or neglects the duties required to be performed hereunder; or,

            (iii) At Company's option without cause upon 30 days written notice to Advisor; or

(B)         By Advisor.
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            (i)   If the Company breaches this Agreement or fails to make any payments or provide information required hereunder; or,

            (ii) If the Company ceases business or, other than in an Initial Merger, sells a controlling interest to a third party, or agrees to a consolidation or merger of itself
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            with or into another corporation, or enters into such a transaction outside of the scope of this Agreement, or sells substantially all of its assets to another corporation, entity or individual outside of the scope of this Agreement; or,

     (ii) If the Company subsequent to the execution hereof has a receiver appointed for its business or assets, or otherwise becomes insolvent or unable to timely satisfy its obligations in the ordinary course of, including but not limited to the obligation to pay the Initial Fee, the Transaction fee, or the Advisory Fee; or,

     (iv) If the Company subsequent to the execution hereof institutes, makes a general assignment for the benefit of creditors, has instituted against it any bankruptcy proceeding for reorganization for rearrangement of its financial affairs, files a petition in a court of bankruptcy, or is adjudicated a bankrupt; or,

     (v) If any of the disclosures made herein or subsequent hereto by the Company to Consultant are determined to be materially false or misleading.

    In the event Advisor elects to terminate without cause or this Agreement is terminated prior to the expiration of the Primary Term or any Extension Period by mutual written agreement, or by the Company for the reasons set forth in A(i) and (ii) above, the Company shall only be responsible to pay Advisor for unreimbursed expenses, Advisory Fee and Transaction Fee accrued up to and including the effective date of termination. If this Agreement is terminated by the Company for any other reason, or by Advisor for reasons set forth in B(i) through (v) above, Advisor shall be entitled to any outstanding unpaid portion of reimbursable expenses, Transaction Fee, if any, and for the remainder of the unexpired portion of the applicable term (Primary Term or Extension Period) of the Agreement.

13. Indemnification

    Subject to the provisions herein, the Company and Advisor agree to indemnify, defend and hold each other harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorney's fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from any action or a breach of any representation, warranty, covenant, condition, or agreement of the other party to this Agreement.

14. Remedies

    Advisor and the Company acknowledge that in the event of a breach of this Agreement by either party, money damages would be inadequate and the non-breaching party would have no adequate remedy at law. Accordingly, in the event of any controversy concerning the rights or obligations under this Agreement, such rights or obligations shall be enforceable in a court of equity by a degree of specific performance. Such remedy, however, shall be cumulative and nonexclusive and shall be in addition to any other remedy to which the parties may be entitled.

15. Miscellaneous

    (A) Subsequent Events. Advisor and the Company each agree to notify the
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        other party if, subsequent to the date of this Agreement, either party incurs obligations which could



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          compromise its efforts and obligations under this Agreement.

  (B)     Amendment. This Agreement may be amended or modified at any time and
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          in any manner only by an instrument in writing executed by the parties hereto.

  (C)     Further Action and Assurances. At any time and from time to time, each
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          party agrees, at its or their expense, to take actions and to execute and deliver documents as may be reasonably necessary to effectuate the purposes of this Agreement.

  (D)     Waiver. Any failure of any party to this Agreement to comply with any
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          of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owned. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or noncompliance with this Agreement shall be held to be a waiver of any other or subsequent breach or noncompliance.

  (E)     Assignment. Neither this Agreement nor any right created by it shall
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          be assignable by either party without the prior written consent of the other.

  (F)     Notices. Any notice or other communication required or permitted by
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          this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, or when sent by facsimile transmission charges prepared, provided that the communication is addressed:

          (i)  In the case of the Company:  Worldwide Data Inc.
                                            36 Toronto Street, Suite 250
                                            Telephone:   (416) 214-6296
                                            Telefax:    (416) 214-6299
                                            Attention: Bronson Conrad

          (ii) In case of Advisor:          A-Z Professional Consultants, Inc.
                                            268 West 400 South, Suite 300
                                            Salt Lake City, Utah 84101
                                            Telephone: (801) 5758073
                                            Telefax:   (801) 575-8092
                                            Attention: BonnieJean C. Tippetts,
                                            President

or to such other person for address designated in writing by the Company or Advisor to receive notice.

         (G)   Headings. The Section and subsection headings in this Agreement
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               are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement

         (H)   Governing Law. This Agreement was negotiated and is being
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               contracted for in Utah, and shall be governed by the laws of the
               State of Utah, and the United States of America notwithstanding any conflict-of-law provision to the contrary.
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    (I)  Binding Effect. This Agreement shall be binding upon the parties hereto
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         and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

    (J)  Entire Agreement. This Agreement contains the entire agreement between
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         the parties hereto and supersedes any and all prior agreements, arrangements, or understandings [Missing Text] the parties relating to the subject matter of this Agreement. No oral understanding statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

    (K)  Severability. If any part of this Agreement is deemed to be
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         unenforceable the balance of the Agreement shall remain in full force and effect.

    (L)  Counterparts. A facsimile, telecopy, or other reproduction of this
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         Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. In this event, such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

    (M)  Time is of the Essence. Time is of this Agreement and of each and every
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         provision hereof.

    IN WITNESS WHEREOF, the parties have executed this Agreement on the date above written.

    The "Company"                       "Advisor"
    Worldwide Data Inc.                 A-Z Professional Consultants, Inc.
    A Delaware Corporation              A Utah Corporation

    By:___________________              By: /s/ BonnieJean C. Tippetts
    Name:                                   ---------------------------
    Title:                              Name: Bonnie C. Tippetts
                                        Tite: President